Exhibit 32.1
CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, in his capacity as the principal executive officer and principal financial officer of GenMark Diagnostic, Inc. (the “Company”), as the case may be, hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), that, to the best of his knowledge:
1.    This Annual Report on Form 10-K for the period ended December 31, 2020 (this “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.    The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this Annual Report.

Date:	February 25, 2021	By:	/s/ Scott Mendel
Scott Mendel
President and Chief Executive Officer
(Principal Executive Officer)

Date:	February 25, 2021	By:	/s/ Johnny Ek
Johnny Ek
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of GenMark Diagnostics, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of this Annual Report), irrespective of any general incorporation language contained in such filing.